Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Director, Investor Relations, Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces Fourth Quarter and Full Year 2019

Financial Results

San Clemente, CA – February 27, 2020 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the fourth quarter and full year ended December 31, 2019. Key highlights include:

•

Achieved 22% net sales growth to $65.8 million in the fourth quarter of 2019, compared to $54.1 million in the fourth quarter of 2018. Achieved 31% net sales growth to $237.0 million for the full year 2019, compared to $181.3 million for the full year 2018.

•

Achieved Glaucoma net sales growth of 11% to $59.8 million in the fourth quarter of 2019, compared to $54.1 million in the fourth quarter of 2018. Achieved Glaucoma net sales growth of 27% to $231.0 million for the full year 2019, compared to $181.3 million for the full year 2018.

•	Achieved Corneal Health net sales of $6.0 million for the period November 21, 2019 through December 31, 2019, following the close of the Avedro acquisition.
•	Introduced 2020 net sales guidance of $290 million to $300 million.

For the fourth quarter and full year 2019, Glaucoma primarily includes revenue from iStent®  and iStent inject® products, and Corneal Health represents global Avedro revenue.

“Glaukos delivered another strong quarter to end a transformative 2019 that saw us significantly grow our global Glaucoma franchise, advance our market-expanding pipeline and execute on a number of business development growth initiatives, including the acquisition of Avedro,” said Thomas Burns, Glaukos president and chief executive officer. “We continue to build upon our strong foundation to become an ophthalmic leader capable of transforming the treatment of chronic eye diseases with novel therapies for the much needed benefit of physicians and their patients for years to come.”

Fourth Quarter 2019 Financial Results

Net sales rose 22% in the fourth quarter of 2019 to $65.8 million, compared to $54.1 million in the same period in 2018. The growth reflected Glaucoma unit volume increases worldwide and contribution from the Avedro acquisition.

Gross margin for the fourth quarter of 2019 was approximately 76%, compared to approximately 87% in the same period in 2018. Non-GAAP gross margin for the fourth quarter of 2019 was approximately 85%, compared to approximately 87% in the same period in 2018.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2019 rose 86% to $59.6 million, compared to $32.1 million in the same period in 2018. Non-GAAP SG&A expenses for the fourth quarter of 2019 rose 24% to $38.0 million, compared to $30.6 million in the same period in 2018.

Research and development (R&D) expenses in the fourth quarter of 2019 rose 55% to $20.0 million, compared to $13.0 million in the same period in 2018.

Loss from operations in the fourth quarter of 2019 was $29.7 million, compared to operating income of $1.9 million in the fourth quarter of 2018. Non-GAAP loss from operations in the fourth quarter of 2019 was $2.3 million, compared to operating income of $3.4 million in the fourth quarter of 2018.

Net income in the fourth quarter of 2019 was $36.6 million, or $0.84 per diluted share, compared to a net income of $1.8 million, or $0.04 per diluted share, in the fourth quarter of 2018. The positive net income in the fourth quarter was due to an income tax benefit recognized in association with the Avedro acquisition. Non-GAAP net loss in the fourth quarter of 2019 was $2.4 million, or ($0.06) per diluted share, compared to a net income of $3.3 million, or $0.08 per diluted share, in the fourth quarter of 2018.

Full Year 2019 Financial Results

Net sales rose 31% in 2019 to $237.0 million, compared to $181.3 million in 2018. The growth primarily reflected Glaucoma unit volume increases worldwide and contribution from the Avedro acquisition.

Gross margin for 2019 was approximately 84%, compared to approximately 86% in 2018. Non-GAAP gross margin was approximately 86% for both 2019 and 2018.

Selling, general and administrative (SG&A) expenses in 2019 rose 48% to $176.6 million, compared to $119.5 million in 2018. Non-GAAP SG&A expenses in 2019 rose 19% to $139.1 million, compared to $116.9 million in 2018.

Research and development (R&D) expenses in 2019 rose 38% to $68.3 million, compared to $49.7 million in 2018.

In addition, we also incurred $3.7 million of in-process R&D charges in 2019 associated with the licensing agreement with Intratus, Inc. and the acquisition of DOSE Medical.

Loss from operations in 2019 was $50.3 million, compared to a loss of $13.0 million in 2018. Non-GAAP loss from operations in 2019 was $3.1 million, compared to a loss of $10.4 million in 2018.

Net income in 2019 was $15.4 million, or $0.37 per diluted share, compared to a net loss of $13.0 million, or ($0.37) per diluted share, in 2018. The positive net income in 2019 was due to an income tax benefit recognized in association with the Avedro acquisition.  Non-GAAP net loss in 2019 was $3.8 million, or ($0.10) per diluted share, compared to a net loss of $10.4 million, or ($0.29) per diluted share, in 2018.

The company ended the fourth quarter of 2019 with $183.3 million in cash and cash equivalents, short-term investments and restricted cash.

2020 Revenue Guidance

The company expects 2020 net sales to be in the range of $290 to $300 million.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PST (4:30 p.m. EST) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 833-231-8262 (U.S.) or 647-689-4107 (international) and enter Conference ID 1396162. A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012 and launched its next-generation iStent inject® device in the United States in September 2018. In corneal health, Glaukos’ proprietary suite of single-use, bio-activated pharmaceuticals are designed to strengthen, stabilize and reshape the cornea through a process called corneal collagen cross-linking to treat corneal ectatic disorders and correct refractive conditions. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties about our dependence on the success and market acceptance of the iStent and the iStent inject; our ability to reach sustained profitability; our ability to leverage our sales and marketing infrastructure to increase market penetration and acceptance of our products both in the United States and internationally; our ability to bring our pipeline products to market; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent,  the iStent inject, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from, ophthalmic surgeons in the use of our products; our ability to successfully develop and commercialize additional products; our ability to compete effectively in the highly competitive and rapidly changing medical device industry and against current and future competitors (including MIGS competitors) that are large public companies or divisions of publicly traded companies that have competitive advantages; the timing, effect, expense and uncertainty of navigating different regulatory approval processes as we develop additional products and penetrate foreign markets; the impact of any product liability claims against us and any related litigation; the effect of the extensive and increasing federal and state regulation in the healthcare industry on us and our suppliers; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors that could develop and commercialize similar or identical products; the impact of any claims against us of infringement or misappropriation of third party intellectual property rights and any related litigation; the market’s perception of our limited operating history as a public company; potential adverse reactions or changes to the business relationships of each party with their respective customers, suppliers and others resulting from the completion of the acquisition of Avedro; any unexpected impacts from unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, costs and losses with respect to the acquisition of Avedro, including on the future prospects, business and management strategies for the combined company’s operations; inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any of the anticipated benefits from the acquisition of Avedro or that such benefits may not be fully realized or take longer to realize than expected; potential disruptions from the acquisition of Avedro that may divert management attention from other important business objectives; and dilution of our stockholders’ ownership interest in our company in connection with the acquisition of Avedro. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and will also be included in our Annual Report on Form 10-K for 2019, which we expect to file on or before March 2, 2020. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude intellectual property litigation income and expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, costs and expenses associated with acquisitions and integration, costs associated with enterprise system upgrades, in-process R&D charges, significant discrete income tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net sales	$65,849	$54,076	$236,984	$181,278
Cost of sales	15,904	7,118	38,588	25,075
Gross profit	49,945	46,958	198,396	156,203
Operating expenses:
Selling, general and administrative	59,611	32,104	176,635	119,529
Research and development	20,031	12,957	68,308	49,676
In-process research and development	—	—	3,745	—
Total operating expenses	79,642	45,061	248,688	169,205
(Loss) income from operations	(29,697)	1,897	(50,292)	(13,002)
Non-operating income (expense):
Interest income	801	690	3,169	2,252
Interest (expense)	(524)	—	(2,565)	—
Other income (expense), net	160	(278)	(348)	(1,618)
Total non-operating income	437	412	256	634
(Loss) income before taxes	(29,260)	2,309	(50,036)	(12,368)
Income tax (benefit) provision	(65,841)	530	(65,460)	583
Net income (loss)	$36,581	$1,779	$15,424	$(12,951)

Basic net income (loss) per share	$0.92	$0.05	$0.41	$(0.37)

Diluted net income (loss) per share	$0.84	$0.04	$0.37	$(0.37)

Weighted average shares used to compute basic net income (loss) per share	39,840	36,037	37,355	35,317
Weighted average shares used to compute diluted net income (loss) per share	43,365	39,564	41,145	35,317

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,430	$29,821
Short-term investments	111,553	110,667
Accounts receivable, net	38,417	18,673
Inventory, net	42,578	13,282
Prepaid expenses and other current assets	7,900	4,124
Total current assets	262,878	176,567
Restricted cash	9,326	8,775
Property and equipment, net	22,056	19,153
Operating lease right-of-use asset	15,704	—
Finance lease right-of-use asset	54,048	—
Intangible assets, net	382,605	—
Goodwill	66,134	—
Deferred tax asset and receivable, net	—	213
Deposits and other assets	5,649	2,262
Total assets	$818,400	$206,970

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,781	$6,286
Accrued liabilities	51,919	23,964
Deferred rent	—	115
Total current liabilities	57,700	30,365
Operating lease liability	14,195	—
Finance lease liability	58,435	—
Deferred tax liability, net	9,632	—
Other liabilities	5,166	2,745
Total liabilities	145,128	33,110

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 43,530 and 36,135 shares issued and 43,502 and 36,107 shares outstanding as of December 31, 2019 and December 31, 2018, respectively	44	36
Additional paid-in capital	861,740	378,352
Accumulated other comprehensive income	1,330	738
Accumulated deficit	(189,710)	(205,134)
Less treasury stock (28 shares as of December 31, 2019 and December 31, 2018)	(132)	(132)
Total stockholders' equity	673,272	173,860
Total liabilities and stockholders' equity	$818,400	$206,970

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

(Unaudited)

	Q4 2019				Q4 2018
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	15,904	(5,823)	(a)(b)	10,081	7,118	—		7,118
Gross profit	$49,945	5,823		$55,768	$46,958	—		$46,958

Operating expenses:
Selling, general and administrative	$59,611	$(21,623)	(c)(d)(e)	$37,988	$32,104	$(1,506)	(h)	$30,598

Total operating expenses	$79,642	$(21,623)		$58,019	$45,061	$(1,506)		$43,555

(Loss) income from operations	$(29,697)	$27,446		$(2,251)	$1,897	$1,506		$3,403

Income tax (benefit) provision	(65,841)	66,398	(f)	557	530	—		530

Net income (loss)	$36,581	$(38,952)	(g)	$(2,371)	$1,779	$1,506	(g)	$3,285

Diluted net income (loss) per share	$0.84			$(0.06)	$0.04			$0.08

(a)

Cost of sales related to the inventory fair value step up and amortization of developed technology intangible assets from the Avedro, Inc. acquisition in the amount of $4.0 million and $2.3 million, respectively.

(b)	Reduction of cost of sales related to a medical device excise tax refund in the amount of $0.5 million.
(c)	Expenses related to the Company's patent infringement litigation and related matters, consisting of $2.1 million.
(d)	Costs of $2.9 million associated with the Company's implementation of its new enterprise systems and other technology optimizations.
(e)	Expenses related to the Avedro, Inc. acquisition:
•	Transaction, integration, and restructuring expenses of $8.8 million consisting primarily of restructuring expenses, financial advisory fees, legal fees, accounting fees, and other costs.
•	Amortization expense of customer relationship intangible assets in the amount of $0.3 million.
•	Stock-based compensation expense related to replacement awards in the amount of $7.6 million.
(f)	Tax benefit recognized from the Avedro, Inc. acquisition.
(g)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2019 and 2018.

(h)	Expenses related to the Company's patent infringement litigation and related matters.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

(Unaudited)

	Full Year 2019				Full Year 2018
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	38,588	(5,823)	(a)(b)	32,765	25,075	—		25,075
Gross profit	$198,396	5,823		$204,219	$156,203	—		$156,203

Operating expenses:
Selling, general and administrative	$176,635	$(37,580)	(c)(d)(e)	$139,055	$119,529	$(2,601)	(i)	$116,928
In-process research and development	3,745	(3,745)	(f)	—	—	—		—

Total operating expenses	$248,688	$(41,325)		$207,363	$169,205	$(2,601)		$166,604

(Loss) from operations	$(50,292)	$47,148		$(3,144)	$(13,002)	$2,601		$(10,401)

Income tax (benefit) provision	(65,460)	66,398	(g)	938	583	—		583

Net income (loss)	$15,424	$(19,250)	(h)	$(3,826)	$(12,951)	$2,601	(h)	$(10,350)

Diluted net loss per share	$0.37			$(0.10)	$(0.37)			$(0.29)

(a)

Cost of sales related to the inventory fair value step up and amortization of developed technology intangible assets from the Avedro, Inc. acquisition in the amount of $4.0 million and $2.3 million, respectively.

(b)	Reduction of cost of sales related to a medical device excise tax refund in the amount of $0.5 million.
(c)	Expenses related to the Company's patent infringement litigation and related matters, consisting of $8.4 million.
(d)	Costs of $10.1 million associated with the Company's implementation of its new enterprise systems and other technology optimizations.
(e)	Expenses related to the Avedro, Inc. acquisition:
•	Transaction, integration, and restructuring expenses of $11.2 million consisting primarily of restructuring expenses, financial advisory fees, legal fees, accounting fees, and other costs.
•	Amortization expense of customer relationship intangible assets in the amount of $0.3 million.
•	Stock-based compensation expense related to replacement awards in the amount of $7.6 million.
(f)	Consists of $2.2 million related to the purchase of certain DOSE assets and $1.5 million for the upfront payment associated with the execution of the licensing arrangement with Intratus, Inc.
(g)	Tax benefit recognized from the Avedro, Inc. acquisition.
(h)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2019 and 2018.

(i)	Expenses related to the Company's patent infringement litigation and related matters.